Exhibit 23.1

Consent of Independent Auditors’

ICF International, Inc.

Fairfax, Virginia

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-161896) and Form S-8 (No. 333-168608, No. 333-165474, No. 333-159053, No. 333-150932, No. 333-142265, No. 333-137975) of ICF International, Inc. and Subsidiaries of our report dated June 8, 2011, relating to the financial statements of Ironworks Consulting, L.L.C., which appears in this Form 8-K/A.

/s/ BDO USA, LLP

BDO USA, LLP
Richmond, Virginia

March 1, 2012